EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2018 Fourth Quarter and Full Year Results

  Record Fourth Quarter and FY 2018 Revenue - Surpasses $1.0 Billion
  Increased Cash Flow From Operations 36% From Prior Year
  Accelerated Strategic Investments

PITTSBURGH, Aug. 07, 2018 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its fiscal fourth quarter and its full year ended June 30, 2018.

“We ended fiscal year 2018 on a high note with 19% revenue growth for the year. We delivered record revenues for the quarter, a strong increase in cash flow from operations, and a solid backlog. We experienced momentum across our end markets as we started FY19,” said Dr. Vincent D. Mattera, Jr., President and Chief Executive Officer. Dr. Mattera added, “For FY18, revenues from the Industrial market grew 19%, Military was up 15%, and Communications increased 6%. Our growth markets of automotive, consumer and semiconductor capital equipment collectively more than doubled, contributing about half of the full year growth.  Our strategic investments in technology and manufacturing scale, including those aimed at keeping our product portfolio differentiated, continued during the early adoption phase of several new emerging markets. The Company delivered positive free cash flow for the year and repatriated $43M related to the new Tax Cut and Jobs Act. As we begin FY19, we look forward to the CoAdna team joining us in about a month when the transaction is expected to close, and combining their wavelength selective switches with our market-leading portfolio of optical communications products.”

Table 1
$ in Millions, except per share amounts, basis points and %
(Unaudited)
	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Revenues	$321.1	$294.7	$273.7	$1,158.8	$972.0
Operating income	$38.2	$34.8	$35.7	$135.3	$115.5

Net earnings	$27.2	$30.1	$32.6	$88.0	$95.3
Adjusted net earnings (1)	$33.7	$30.7	$31.2	$132.0	$115.9

Diluted earnings per share	$0.42	$0.45	$0.50	$1.35	$1.48
Adjusted diluted earnings per share (1)	$0.52	$0.46	$0.48	$2.03	$1.80

The Company’s adjusted net earnings in Q4FY18 and full year 2018 excludes the following items: share-based compensation of $4.4 million and $19.7 million, amortization expense of $3.6 million and $14.6 million, certain one-time transaction expense of $ - and $2.0 million, respectively, and the effects of the Tax Act and related actions of $(1.3) million and $8.0 million, respectively. Details by financial statement caption are found on Tables 8 and 9.

Other Selected Financial Metrics
Book to Bill (2)	1.03	1.13	1.00	1.04	1.10
Gross margin	39.7%	40.2%	39.7%	39.8%	40.0%
Operating margin	11.9%	11.8%	13.0%	11.7%	11.9%
Return on sales	8.5%	10.2%	11.9%	7.6%	9.8%
Adjusted return on sales (1)	10.5%	10.4%	11.4%	11.4%	11.9%

(1) Excludes certain non-GAAP adjustments for share-based compensation, amortization expense, certain one-time transaction expense and the impact of the Tax Act. See Tables 8 and 9 for Reconciliation of Reported Earnings to Adjusted Net Earnings.
(2) Book to Bill is calculated by dividing orders the Company expects to convert to revenue within the next twelve months by revenues recognized during the period.

Outlook

The outlook for the first fiscal quarter ending September 30, 2018 is revenues of $305 million to $315 million and earnings per diluted share of $0.36 to $0.42, including $0.04 for one-time costs of CoAdna. On an adjusted basis, earnings per diluted share is estimated at $0.54 to $0.60 which includes adding back $0.04 for one-time costs for the acquisition of CoAdna, $0.06 of amortization expense, and $0.08 for share-based compensation expense but excluding any refinements to the transition tax as the Company monitors any further guidance on the implementation of the Tax Reform Act.  This is all at prevailing exchange rates.

Comparable results for the quarter ended September 30, 2017 were revenues of $262 million and diluted earnings per share of $0.32. The $0.32 diluted earnings per share for the quarter ended September 30, 2017 included $0.02 of expenses relating to the acquisition of Integrated Photonics Inc. and one-time expenses. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Bookings, Revenues, Operating Income and Margins
$ Millions, except %
(Unaudited)
	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Book to Bill:
II-VI Laser Solutions	0.95	1.09	1.00	1.06	1.08
II-VI Photonics	1.18	1.08	0.92	1.01	1.08
II-VI Performance Products	0.90	1.28	1.13	1.09	1.18
Total Book to Bill	1.03	1.13	1.00	1.04	1.10

Revenues:
II-VI Laser Solutions	$115.1	$109.8	$94.9	$428.0	$339.3
II-VI Photonics	126.5	116.8	112.7	464.4	418.5
II-VI Performance Products	79.5	68.1	66.1	266.4	214.2
Total Revenues	$321.1	$294.7	$273.7	$1,158.8	$972.0

Operating Income:
II-VI Laser Solutions	$14.1	$9.9	$8.3	$36.8	$30.9
II-VI Photonics	14.6	16.7	17.3	67.7	63.0
II-VI Performance Products	9.5	8.2	10.1	30.8	21.6
Total Operating Income	$38.2	$34.8	$35.7	$135.3	$115.5

Operating Margin:
II-VI Laser Solutions	12.3%	9.0%	8.7%	8.6%	9.1%
II-VI Photonics	11.5%	14.3%	15.4%	14.6%	15.1%
II-VI Performance Products	11.9%	12.0%	15.3%	11.6%	10.1%
Total Operating Margin	11.9%	11.8%	13.0%	11.7%	11.9%

Table 3 is a reconciliation of Operating Income reported in this press release to reported Net Earnings.

Table 3
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Operating income	$38.2	$34.8	$35.7	$135.3	$115.5
Interest expense	5.1	5.0	2.3	18.4	6.8
Other expense (income), net	(1.1)	(1.5)	(0.4)	(5.3)	(10.1)
Income tax expense	7.0	1.2	1.2	34.2	23.5
Net Earnings	$27.2	$30.1	$32.6	$88.0	$95.3

Table 4 is a reconciliation of Operating Income reported in this press release to EBITDA.

Table 4
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Operating income	$38.2	$34.8	$35.7	$135.3	$115.5
Depreciation and amortization	22.7	19.8	18.9	80.8	63.6
Other income (expense), net	1.1	1.5	0.4	5.3	10.1
EBITDA (3)	$62.0	$56.1	$55.0	$221.4	$189.2

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

EBITDA	$62.0	$56.1	$55.0	$221.4	$189.2
EBITDA margin (4)	19.3%	19.0%	20.1%	19.1%	19.5%
Interest expense	$5.1	$5.0	$2.3	$18.4	$6.8
Depreciation and amortization	22.7	19.8	18.9	80.8	63.6
Income tax expense	7.0	1.2	1.2	34.2	23.5
Net Earnings	$27.2	$30.1	$32.6	$88.0	$95.3

(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.
(4) EBITDA margin is defined as earnings before interest, incomes taxes, depreciation and amortization divided by revenues.

Table 6 is a table of other selected financial information.

Table 6
$ Millions, except share information
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Share-based compensation expense, pre-tax	$4.4	$3.6	$3.5	$19.7	$16.0
Cash paid for shares repurchased	$-	$-	$-	$49.9	$-
Shares repurchased through the Company’s share repurchase program	-	-	-	1,414,900	-

Table 7 is a reconciliation of Earnings Per Share under the If Converted Method to account for the Company’s convertible debt

Table 7
Earnings Per Share Reconciliation
$ Millions, except share information and per share amounts
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Net Earnings	$27.2	$30.1	$32.6	$88.0	$95.3
Interest Expense, on 0.25% Convertible Senior Notes	-	3.2	-	-	-
Income Taxes	-	(0.7)	-	-	-
Numerator for diluted income per share	$27.2	$32.6	$32.6	$88.0	$95.3

Denominator for basic income per share - weighted average shares	62.5	62.4	63.1	62.5	62.6
Dilutive effect of common stock equivalents	2.6	2.6	1.9	2.6	1.9
0.25% Convertible Senior Notes due 2022	-	7.3	-	-	-
Denominator for diluted income per share	65.1	72.3	65.0	65.1	64.5
Diluted earnings per common share	$0.42	$0.45	$0.50	$1.35	$1.48
Basic earnings per common share	$0.44	$0.48	$0.52	$1.41	$1.52

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, August 7, 2018 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's website at www.ii-vi.com as well as at http://tinyurl.com/y9pu47sc. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and the adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by the management to be outside the Company’s standard operation and excluding certain non-cash items. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and in the Company’s subsequent filings with the Securities and Exchange Commission; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; (vii) our ability to achieve the anticipated benefits of capital investments that we make; (viii) the Company's ability to devise and execute strategies to respond to market conditions; and/or (ix) risks related to the recent U.S. tax legislation and the Company’s continuing analysis of its impact on the Company. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Revenues	$321,075	$294,746	$273,717

Costs, Expenses & Other Expense (Income)
Cost of goods sold	193,580	176,361	164,939
Internal research and development	33,346	30,560	25,966
Selling, general and administrative	55,924	53,087	47,137
Interest expense	5,049	5,014	2,262
Other expense (income), net	(1,031)	(1,496)	(445)
Total Costs, Expenses, & Other Expense (Income)	286,868	263,526	239,859

Earnings Before Income Taxes	34,207	31,220	33,858

Income Taxes	7,040	1,122	1,211

Net Earnings	$27,167	$30,098	$32,647

Diluted Earnings Per Share	$0.42	$0.45	$0.50

Basic Earnings Per Share	$0.44	$0.48	$0.52

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Year Ended
	June 30,	June 30,
	2018	2017
Revenues	$1,158,794	$972,046

Costs, Expenses & Other Expense (Income)
Cost of goods sold	697,506	583,693
Internal research and development	117,244	96,810
Selling, general and administrative	208,757	176,002
Interest expense	18,352	6,809
Other expense (income), net	(5,259)	(10,056)
Total Costs, Expenses, & Other Expense (Income)	1,036,600	853,258

Earnings Before Income Taxes	122,194	118,788

Income Taxes	34,192	23,514

Net Earnings	$88,002	$95,274

Diluted Earnings Per Share	$1.35	$1.48

Basic Earnings Per Share	$1.41	$1.52

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	June 30,	June 30,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$247,038	$271,888
Accounts receivable	215,032	193,379
Inventories	248,268	203,695
Prepaid and refundable income taxes	7,845	6,732
Prepaid and other current assets	43,654	26,602
Total Current Assets	761,837	702,296
Property, plant & equipment, net	524,890	367,728
Goodwill	270,678	250,342
Other intangible assets, net	125,069	133,957
Investments	69,215	11,727
Deferred income taxes	2,046	3,023
Other assets	7,926	8,224
Total Assets	$1,761,661	$1,477,297

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	89,774	65,540
Accruals and other current liabilities	126,693	99,412
Total Current Liabilities	236,467	184,952
Long-term debt	419,013	322,022
Capital lease obligation	22,283	23,415
Deferred income taxes	27,241	15,345
Other liabilities	32,346	31,000
Total Liabilities	737,350	576,734
Total Shareholders’ Equity	1,024,311	900,563
Total Liabilities and Shareholders’ Equity	$1,761,661	$1,477,297

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Year Ended
	June 30,
	2018	2017
Cash Flows from Operating Activities
Net cash provided by operating activities	$161,014	$118,616

Cash Flows from Investing Activities
Additions to property, plant & equipment	(153,438)	(138,517)
Purchases of businesses	(80,503)	(40,015)
Purchases of equity investments	(52,056)	-
Other investing activities	1,047	1,291
Net cash used in investing activities	(284,950)	(177,241)

Cash Flows from Financing Activities
Proceeds from borrowings	445,000	129,000
Payments on borrowings	(292,000)	(25,000)
Payment on earnout consideration	-	(2,000)
Proceeds from exercises of stock options	10,469	15,092
Payments in satisfaction of employees' minimum tax obligations	(6,564)	(4,136)
Debt issuance costs	(10,061)	(1,384)
Purchases of treasury stock	(49,875)	-
Net cash provided by financing activities	96,969	111,572

Effect of exchange rate changes on cash and cash equivalents	2,117	496

Net (decrease) increase in cash and cash equivalents	(24,850)	53,443

Cash and Cash Equivalents at Beginning of Period	271,888	218,445
Cash and Cash Equivalents at End of Period	$247,038	$271,888

Table 8
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

	Three Months Ended

	June 30,	March 31,	June 30,
	2018	2018	2017

Reported Earnings	$27.2	$30.1	$32.6

Add back (deduct) one-time items:
Share-based compensation expense in COGS	0.6	0.4	0.5
Share-based compensation expense in SG&A	3.8	3.2	3.0
Amortization expense	3.6	3.6	3.2
Merger and acquisition expenses	-	-	0.3
Tax adjustment	(0.2)	(0.1)	(8.4)
Impact of the "Tax Cuts and Jobs Act"	(1.3)	(6.5)	-

Adjusted Net Earnings	$33.7	$30.7	$31.2

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$0.42	$0.45	$0.50
Earnings - Basic Earnings Per Share	$0.44	$0.48	$0.52

Per share, After-Tax Impact of Adjustments on:
Adjustments - Diluted Earnings Per Share	$0.10	$0.01	$(0.02)
Adjustments - Basic Earnings Per Share	$0.10	$0.01	$(0.02)

Adjusted Earnings:
Adjusted Earnings - Diluted Earnings Per Share	$0.52	$0.46	$0.48
Adjusted Earnings - Basic Earnings Per Share	$0.54	$0.49	$0.50

Table 9
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings to Non-GAAP Earnings
(Unaudited)

	Year Ended

	June 30,	June 30,
	2018	2017

Reported Earnings	$88.0	$95.3

Add back (deduct) one-time items:
Share-based compensation expense in COGS	2.9	2.5
Share-based compensation expense in SG&A	16.8	13.5
Amortization expense	14.6	12.7
Merger and acquisition expenses	2.0	0.3
Tax adjustment	(0.3)	(8.4)
Impact of the "Tax Cuts and Jobs Act"	8.0	-

Adjusted Net Earnings	$132.0	$115.9

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$1.35	$1.48
Earnings - Basic Earnings Per Share	$1.41	$1.52

Per share, After-Tax Impact of Adjustments on:
Adjustments - Diluted Earnings Per Share	$0.68	$0.32
Adjustments - Basic Earnings Per Share	$0.70	$0.33

Adjusted Earnings:
Adjusted Earnings - Diluted Earnings Per Share	$2.03	$1.80
Adjusted Earnings - Basic Earnings Per Share	$2.11	$1.85

CONTACT:
Mark Lourie
Director, Corporate Communications
Mark.lourie@ii-vi.com
www.ii-vi.com